EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") entered into as of this the 30th day of September, 2016 (the “Signing Date”), by and between TRUE NATURE HOLDING, INC., a Delaware corporation (“TNTY”) and P3 COMPOUNDING OF GEORGIA, LLC, a Georgia limited liability company (“P3,” and together with TNTY, "Seller"), and ICP HOLDINGS, LLC, a Georgia limited liability company ("Buyer").

WHEREAS, Seller entered into of agreements on June 30, 2016 (the “June Agreement”), pursuant to which Seller acquired a compounding pharmacy business known as Integrity Compounding Pharmacy (the “Business”) from SUSAN GAETANO and CHARLES GAETANO III ("Casey," and with Susan Gaetano, the "Gaetanos"); and

WHEREAS, by the terms of the June Agreement, Seller was obligated to make certain payments to the Gaetanos, including (i) a payment of Four Hundred Twenty-Five Thousand Dollars ($425,000), (ii) a payment of One Hundred Fifty Thousand Dollars ($150,000), which was due on June 30, 2016, and (iii) extension compensation for two (2) extensions of the date on which the amount described in (ii) of this Recital would be due, in the total amount of Forty Thousand Dollars ($40,000) (the amounts describe in this Recital, the "TNH Obligations").  Further, both parties have determined it is in their best interests to create a transaction that moves the operations back to the original owners; and

WHEREAS, in accordance with the terms of the June Agreement, Seller transferred Three Hundred Forty Thousand (340,000) shares of restricted common stock in TRUE NATURE HOLDING, INC. to the Gaetanos as part of the consideration for the purchase of P3 COMPOUNDING OF GEORGIA, LLC (the "Purchase Stock"); and

WHEREAS, in accordance with the terms of the June Agreement, Seller employed Casey, and in connection with such employment Seller has transferred to Casey One Hundred Twenty Five Thousand (125,000) shares of restricted common stock in TRUE NATURE HOLDING, INC. (the "Employment Stock"); and

WHEREAS, Seller did not timely pay all of the TNH Obligations to the Gaetanos; and

WHEREAS, Buyer desires to acquire from Seller certain assets, some of which were acquired by Seller in the June Agreement, as set forth in this Agreement in order to allow Buyer to operate the Business after the closing on the sale of the assets; and

WHEREAS, at the request of the Buyer, the Seller's Former Chairman of the Board, Stephen Keaveney ("Keaveney") has agreed to transfer one million (1,000,000) restricted common shares of stock in TRUE NATURE HOLDING, INC. which he personally owned to the Gaetanos in a private transaction; and

WHEREAS, Seller desires to sell such assets to Buyer; and

WHEREAS, Seller and Buyer agree that Buyer may manage and operate the Business until all of the following shall occur: (i) the Drug Enforcement Agency (“DEA”), Georgia Drugs and Narcotics Agency (“GDNA”) and Georgia Board of Pharmacy licenses have been obtained by Buyer (the "License Approvals"), (ii) the office lease has been assigned to Buyer (the "Lease Assignment"), and (iii) Buyer, in its sole discretion, is satisfied that all other actions have occurred that are needed to operate the Business (together with the License Approvals and the Lease Assignment, the "Operating Requirements").

NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

ASSETS PURCHASED; LIABILITIES ASSUMED; OPERATIONS

1.1

ASSETS PURCHASED.  Seller will sell to Buyer, and Buyer will purchase from Seller, on the terms and conditions set forth in this Agreement, all of the Seller’s right, title, and interest in and to all of the Seller's assets of every kind, character, and description, tangible or intangible (including without limitation accounts receivable), associated with the operation of the Business (including but not limited to the trade name INTEGRITY COMPOUNDING PHARMACY, the rights to use all phone numbers, and all associated goodwill and trademark rights, and those specific Assets described in Exhibit A attached hereto (the "Assets").  The Assets will be sold to Buyer free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (hereinafter collectively referred to as the "Encumbrances").

1.2

ASSUMPTION OF LIABILITIES.  Buyer shall assume: (a) Seller’s accounts payable and liabilities of a similar nature as set forth in Exhibit A-1 attached hereto incurred in the ordinary course of business prior to the Signing Date, with the specific exclusion of (i) the SunTrust credit card debt, which Seller represents to Buyer to be in the amount of $16,000 as of the Signing Date; (ii) all outstanding balances owed to Stress Free Capital, Inc. and its affiliated entities and individuals as of the Signing Date and subsequent to the Signing Date, which Seller represents to Buyer to be in the amount of $106,000 as of the Signing Date; (iii) upon proof by production of documentation upon Seller’s reasonable request, that specific credit card charge from PCCA that has been previously reversed, in the amount of $10,021.99, plus fair and reasonable fees and penalties relating to the reversal, if applicable; and (iv) upon proof by production of documentation upon Seller’s reasonable request, any Business expense that Seller had previously paid, but which payment was reversed, rejected or returned by the credit card processor, plus fair and reasonable fees and penalties relating to the reversal, rejection or return, if applicable ((i), (ii), (iii), and (iv) collectively, the "Retained Liabilities"); and (b) all liabilities incurred in the ordinary course of business occurring in the period between the Signing Date and the License Transfer Date, as this term is defined herein. In addition to the Retained Liabilities, P3 shall remain responsible for the following liabilities: (c) all tort liability claims of cutomers, employees and others arising in connection with the Business that are incurred prior to the Signing Date, whether known or unknown; and (d) all tort liability claims of cutomers, employees and others arising in connection with the Business that are incurred on or after the Signing Date and on or before the License Transfer Date, whether known or unknown.

For any Retained Liability paid by Buyer or by a member of Buyer, including but not limited to any outstanding balances owed to Stress Free Capital, Inc. and its affiliated entities and individuals and Retained Liabilities resulting from credit card reversals, Seller shall promptly reimburse Buyer no later than the date of the transfer of all applicable licenses and permits relating to the operation of the Business, as set forth in this Agreement (the “License Transfer Date”).

1.3

OPERATION OF THE BUSINESS.  The parties acknowledge and agree that, as of the Signing Date, Buyer shall assume full control of the Business and its operations in accordance with the terms of the agreement for the management of business, including all of its exhibits and Schedules (the “Business Management Agreement”), in the form attached hereto as Exhibit F.

2.

PURCHASE PRICE FOR ASSETS

2.1

In consideration for the sale of the Assets, Seller’s obligations to pay the TNH Obligations to the Gaetanos under the June Agreement are cancelled.  Exhibit A-2, attached hereto, contains the form of releases the Gaetanos will give to the Sellers (the "Releases").  The Employment Agreement shall be terminated through the execution of a termination agreement in the form attached hereto as Exhibit A-3 (the “Termination Agreement”), and Seller shall have no obligations to any amounts due under the Termination Agreement.

2.2

Each party shall be responsible for their own sales and transfer taxes associated with the contemplated transaction, as well as any professional fees, or other costs incurred as a result of the transaction.  Seller has provided no advice with regard to the fees, taxes or other costs which might be borne by the Buyer in this transaction.

3.

STOCK.  The Gaetanos shall not be obligated to return the Purchase Stock and Casey shall not be obligated to return the Employment Stock, and the Sellers shall not make any claim for either the Purchase Stock or the Employment Stock.  . The parties acknowledge that A) the issuer of the shares, True Nature Holding, Inc. is a reporting company under the Securities Act of 1933 and the Securities Act of 1934, the Private Securities Litigation Reform Act of 1995, FINRA, NASDAQ and numerous other regulations at the local, state and federal levels, and B) that the shares are restricted by Rule 144 of the Securities Act, which limits the market and trading of the shares, as well as Rule 13(d) which applies to holdings of more than 5% of an issuers shares, and C) the holder of the shares may be considered an “affiliate” of the Company and may face further restrictions and reporting  requirements by virtue of that status, and D) the holder of the shares has certain responsibilities related to the ownership of the shares as a result of the reporting company status. The holders agree at all time to comply with the requirements of these regulations and their respective governing bodies, and agrees to not engage in any trading activity that would be considered harmful to the market of the stock, and its shareholders. The holders of these shares acknowledge that they have been informed of the aforementioned details about the shares, and the Company, and that they have read the information contained in the SEC publications found at: https://www.sec.gov/investor/pubs/rule144.htm and https://www.sec.gov/answers/sched13.htm. The holders shall bear all expense associated with these shares, their transfer  and sale, and the Company, nor the former Chairman, shall have any responsibilities with regard to this issuance, or the compliance required as a result of the holdings.

4.

OTHER AGREEMENTS.  On the Signing Date, the parties shall execute or cause to be executed and deliver the following additional agreements as conditions precedent to each of such party's obligations to buy and sell the Assets:

4.1

The Termination Agreement.

4.2

The Releases.

4.3

The Lease Assignment in the form attached hereto as Exhibit B.

4.4

A bill of sale for the Assets (the "Bill of Sale") in the form attached hereto as Exhibit C.

4.5

A stock transfer power (the “Stock Transfer Power”) in the form attached hereto as Exhibit D.

4.6

The Business Management Agreement.

4.7

The Personal Guaranty of Richard Smyth (the “Personal Guaranty”), in the form attached hereto as Exhibit G.  .

Notwithstanding anything to the contrary in the foregoing, the Termination Agreement, the Releases, the Lease Assignment, and the Bill of Sale shall be executed on the Signing Date and held in escrow, by Buyer's attorney to be released on the License Transfer Date.

5.

BUYER'S REPRESENTATIONS.  Buyer represents and warrants to Seller that:

5.1

ORGANIZATION AND GOOD STANDING.  Buyer is a limited liability company duly organized and validly existing under the laws of the State of Georgia.

5.2

AUTHORITY; CONSENT; NO VIOLATION.  Buyer has full power and authority to execute and deliver this Agreement and the other agreements, documents, and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  The execution and delivery by Buyer of this Agreement and the other agreements, documents, and instruments contemplated hereby, the consummation by Buyer of the transactions contemplated hereby and thereby, and the performance by Buyer of its obligations hereunder and thereunder:  (i) have been duly and validly authorized by all necessary company action, including all necessary member action; and (ii) do not and will not (a) conflict with or violate any of the provisions of the certificate of organization or operating agreement of Buyer, (b) violate any law, ordinance, rule or regulation, or any judgment, order, writ, injunction, or decree or similar command of any court, administrative or governmental agency, or other body applicable to Buyer, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of Buyer, or violate or conflict with or result in a breach of, or constitute a default under any material instrument, agreement, or indenture or any mortgage, deed of trust, or similar contract to which Buyer is a party

5.3

BUYER’S BROKER’S AND FINDER’S FEES.  Buyer has not used a broker, finder, or agent or any other individual or entity that would be due any fees or commissions with respect to the transactions contemplated by this Agreement, other than Buyer’s attorneys and accountants.  Buyer shall indemnify and hold Seller harmless from any and all claims, costs, or damages, including reasonable attorney’s fees, arising out of or relating to any broker, finder, or agent’s claim for commissions or finder’s fees that have been induced or incurred by Buyer.

6.

SELLER'S REPRESENTATIONS AND WARRANTIES.  Seller represents and warrants to Buyer as follows:

6.1

TITLE TO ASSETS.  Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Encumbrances.  All equipment is in good working condition.

6.2

TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL.  The execution and delivery of this Agreement by Seller, and the consummation of the contemplated transactions (a) will not result in the creation or imposition of any Encumbrance on any of the Assets, and (b) except as related to the federal DEA, the GDNA, and Georgia Board or Pharmacy, will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency.

6.3

LABOR AGREEMENTS AND DISPUTES.  Seller is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, in terms of employment of Seller's employees.   The Seller is not aware of any labor dispute or labor trouble involving employees of Seller.

6.4

NONCANCELLABLE CONTRACTS.  At the time of License Transfer, other than those disclosed in Exhibit E, and other than the Lease, there will be no material leases, employment contracts, contracts for services, or maintenance, or other similar contacts, existing or related to or connected with the operation of Seller's Business not cancelable within thirty (30) days.

6.5

LITIGATION.  Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller.  Seller knows of no facts that support a reasonable basis for the institution of any such suit or proceeding.  Seller is not now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency, or other governmental authority applicable to the Business, the operations of the Business, or any of the Assets.

6.6

PROPERTIES.

6.6.1

The Company has good, fee simple, marketable title to and in all of its assets and properties (both real and personal) including any Business equipment, free and clear of any lien, charge, encumbrance, security interest, option or claim whatsoever other than liens for current taxes not yet due and payable.

6.6.2

None of the tangible personal or real properties or assets of the Company or the present use thereof by the Company violates any applicable law, regulation, or ordinance

(including, without limitation, any applicable zoning laws or ordinances and environmental laws, ordinances, rules or regulations).  There are no developments or actions affecting any of such properties pending or, to the knowledge of the Seller, threatened which might curtail the present or future use of such properties for the purpose for which they were acquired or the purpose for which they are used.

6.6.3

The Assets are in good working condition and all necessary repairs and maintenance have been made which would allow the Assets transferred to function in a manner consistent with their original purpose.

6.7

ORGANIZATION/GOOD STANDING.  Seller is a corporation, validly existing and in good standing under the laws of the State of Delaware.

6.8

AUTHORITY; CONSENT; NO VIOLATION.  Seller has full corporate power and authority to carry on the Business as now conducted, to execute and deliver this Agreement and the other agreements, documents, and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  The execution and delivery by Seller of this Agreement and the other agreements, documents, and instruments contemplated hereby, the consummation by Seller of the transactions contemplated hereby and thereby, and the performance by Seller of its obligations hereunder and thereunder:  (i) have been duly and validly authorized by all necessary corporate action, including all necessary shareholder action; and (ii) do not and will not (a) conflict with or violate any of the provisions of the certificate of incorporation or bylaws, each as amended, of Seller, (b) violate any law, ordinance, rule or regulation, or any judgment, order, writ, injunction, or decree or similar command of any court, administrative or governmental agency, or other body applicable to Seller, or the Assets, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of Seller, or violate or conflict with or result in a breach of, or constitute a default under any material instrument, agreement, or indenture or any mortgage, deed of trust, or similar contract to which Seller is a party or by which Seller or any of the Assets are bound or affected, or (d) result in the creation or imposition of any Encumbrance upon any of the Assets.

6.9

ABSENCE OF CERTAIN CHANGES.  Since the date of the June Agreement, Seller has operated the Business in the ordinary course, consistent with past practices, and there has not been incurred, nor has there occurred any of the following: (a) any damage, destruction, or loss (whether or not covered by insurance) adversely affecting the Assets or the Business; (b) any material sale, transfer, pledge, or other disposition of any tangible or intangible assets of Seller (except sales in the ordinary course of business); (c) any termination, amendment, cancellation or waiver of any contract or any termination, amendment, cancellation, or waiver of any rights or claims of Seller under any contract (except in each case in the ordinary course of business and consistent with past practices); (d) any material change in the accounting methods, procedures, or practices followed by Seller; (e) any material change in policies, operations, or practices with respect to business operations followed by Seller or the Business, including with respect to selling methods, discounts, or other terms of service, or with respect to the policies, operations, or practices of Seller concerning the employees of Seller or the employee benefit plans of the Seller; (f) any general uniform increase, other than in the ordinary course of business, in the cash or other compensation of employees of any of Seller; (g) any material write-down or write-up of the value of any Asset or any increase or decrease in inventory levels in excess of historical levels for comparable periods; (h) any other change in the condition (financial or otherwise), business operations, assets, earnings, business, or prospects of Seller or the Business that has, or could reasonably be expected to have, a material adverse effect on the Assets or the Business; (i) any transfer of any assets, inventory, equipment, materials, or other items of any sort from Seller to any affiliate of Seller; or (j) any agreement, whether in writing or otherwise, by the Seller to take or do any of the actions enumerated in this paragraph.

6.10

SELLER’S BROKER’S AND FINDER’S FEES.  Seller has not used a broker, finder, or agent or any other individual or entity that would be due any fees or commissions with respect to the transactions contemplated by this Agreement, other than Seller's attorney's and accountants.  Seller shall indemnify and hold Buyer harmless from any and all claims, costs, or damages, including reasonable attorney’s fees, arising out of or relating to any broker, finder, or agent’s claim for commissions or finder’s fees that have been induced or incurred by Seller.

6.11

TAXES.  All federal, state, and local tax returns and reports required as of the date hereof to be filed by Seller for taxable periods ending prior to the date hereof have been duly and timely filed by Seller with the appropriate governmental agencies, and all such returns and reports are true, correct, accurate, and complete in all Material respects.  All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated, and other taxes of any nature, including interest, penalties, and other additions to such taxes (hereinafter collectively referred to as “Taxes”), payable by, and due from, Seller for all periods ending on or before the License Transfer Date have been fully paid or adequately reserved for by Seller or, with respect to Taxes required to be accrued, Seller has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of Seller.

6.12

ACCURACY OF REPRESENTATIONS AND WARRANTIES.  None of the representations or warranties in this Article contain, nor will contain at License Transfer, any untrue statements of a material fact or omit, or will omit, or misstate a material fact necessary in order to make statements in this Agreement not misleading.  Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result, in material changes in the Business, operations, or assets of Seller that has not been set forth in this Agreement.  Notwithstanding any provision to the contrary, the representation and warranty contained in this Section 6.12 shall not in any manner serve to modify, diminish, or dilute any other warranty and representation contained in this Agreement.

6.13

ENVIRONMENTAL COMPLIANCE.  Seller has complied fully and is full compliance with all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, automotive fluids, cleansing agents, solvents, asbestos, polychlorinated biphenyls, monoethanolamine, noise, or radiation, each as amended and as now or hereafter in effect.

7.

COVENANTS OF SELLER

7.1

SELLER'S OPERATION OF BUSINESS PRIOR TO LICENSE TRANSFER DATE.  Seller agrees that between the date of this Agreement and the License Transfer Date, Seller will:

7.1.1

Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets except to Buyer;

7.1.2

Not to be in default under the provisions of any other agreement to which it is a party; and

7.1.3

Continue to keep P3 in good standing, have P3 file all tax returns required for its employees (provided that Buyer pays or reimburses Seller for expenses in accordance with the Business Management Agreement), and continue to have P3 hold all of the licenses it held prior to the Signing Date.

7.2

BEST EFFORTS  Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out his obligations under this Agreement and to consummate and complete this Agreement.

7.3

COOPERATION  On a timely basis Seller will cooperate with all requests of Buyer to provide personnel, financial, and other information requested by Buyer about the Business, cooperate with all Buyer requests concerning regulatory matters that require Seller information and consents, and in all other matters required to allow Buyer to operate the Business.

8.

COVENANTS OF BUYER  Buyer will use its best efforts to effectuate the transaction contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

9.

CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.  The obligation of Buyer to purchase the Assets is subject to the fulfillment, prior to or at the License Transfer Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

9.1

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.  All representations and warranties made in this Agreement by Seller shall be true as of the License Transfer Date as fully as those such representations and warranties had been made on or as of the License Transfer Date, and, as of the License Transfer Date, Seller shall not have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

9.2

OPERATING REQUIREMENTS.  All of the Operating Requirements shall have been satisfied.

9.3

CONDITIONS OF THE BUSINESS.  There shall have been no material adverse change in the manner in of operation of Seller's Business prior to the License Transfer Date.

9.4

NO SUITS OR ACTIONS.  At the License Transfer Date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.

9.5

DOCUMENTS.  Buyer receives (a) the Lease Assignment signed by Landlord and, if a sublease, by Sublessor, (b) the Bill of Sale signed by Seller, (c) the Stock Transfer Power signed by Keaveney, and (d) Agreement to Operate Business signed by the Buyer.

10.

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.  The obligations of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or at the License Transfer Date, of the following condition, which may be waived in writing by Seller:

10.1

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.  All representations and warranties made in this Agreement by Buyer shall be true as of the License Transfer Date as fully as those such representations and warranties had been made on or as of the License Transfer Date, and, as of the License Transfer Date, Buyer shall not have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

10.2

NO SUITS OR ACTIONS.  At the License Transfer Date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.

10.3

DOCUMENTS.  Seller receives (a) the Lease Assignment signed by Landlord and, if a sublease, by Sublessor, (b) the Release signed by Buyer, (c) Employment Termination Agreement signed by Casey, and (d) Agreement to Operate Business signed by the Buyer.

11.

Intentionally omitted.

12.

INDEMNIFICATION AND SURVIVAL

12.1

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made in this Agreement, and all covenants of Seller and Buyer that by their terms extend beyond License Transfer, shall survive the closing of this Agreement and shall not be merged with any document signed on the Signing Date or released on the License Transfer Date.  Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give notice thereof to all other parties to this Agreement.

12.2

SELLER INDEMNIFICATION.  Seller hereby agrees to indemnify and hold Buyer, its successors and assigns harmless from and against (a) any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Business prior to the close of business on the day before the License Transfer Date, and (b) any and all damages or deficiencies resulting from any misrepresentation or breach of warranty or covenant, or non-fulfillment of any agreement on the part of Seller under this

Agreement.  If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller for indemnification under the provisions of this paragraph, then Buyer shall give reasonable written notice to Seller concerning such claim, and Seller shall, at no expense to Buyer, defend the claim.

12.3

BUYER’S INDEMNIFICATION.  Buyer agrees to defend, indemnify and hold harmless Seller from and against any and all claims, liabilities, and obligations of every kind and description arising out of or related to (a) the operation of the Business after the License Transfer Date, or (b) Buyer's material breach of this Agreement.  Notwithstanding the foregoing to the contrary, this indemnity will not cover such matters that arise out of or relate to the negligence or willful conduct of Seller.  If any claim is asserted against Seller that would give rise to a claim by Seller against Buyer for indemnification under the provisions of this paragraph, then Seller shall give reasonable written notice to Buyer concerning such claim, and Buyer shall, at no expense to Seller, defend the claim.

13.

LICENSE TRANSFER.

13.1

PRE-LICENSE TRANSFER PERIOD.  Until the License Transfer Date Buyer shall manage and operate the Business in accordance with the terms of the "Agreement to Operate Business," attached hereto as Exhibit F and made a part hereof.

13.2

TIME AND PLACE.  When, in Buyer’s discretion, the Operating Requirements have been satisfied, Buyer shall give notice to Seller (the “Operating Notice”).  The date three (3) business days after the Operating Notice shall be the License Transfer Date.  License Transfer shall occur at 9:00 AM at the offices of Kitchens Kelley Gaynes, P.C., 5555 Glenridge Connector, Suite 800, Atlanta Georgia 30342, or at such other place and time as mutually agreed by the parties.

13.3

OBLIGATIONS OF SELLER AT LICENSE TRANSFER.  At License Transfer, Seller shall deliver the following documents to Buyer, which include but are not limited to those documents identified in Section 4 of this Agreement to be held in escrow until the License Transfer Date.:

13.3.1

Bills of Sale, any applicable assignments, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Assets to Buyer.

13.3.2

Lease Assignment..

13.3.3

Termination Agreement..

13.3.4

Such other certificates and documents as may be called for by the provisions of this Agreement to be signed by Seller or Tenant at License Transfer.

13.4

OBLIGATIONS OF BUYER AT LICENSE TRANSFER.  At License Transfer, Buyer shall deliver the following documents to Seller, which include but are not limited to those documents identified in Section 4 of this Agreement to be held in escrow until the License Transfer Date:

13.4.1

The Releases.

13.4.2

Such agreements and instruments required to be executed by both Buyer and Seller.

13.4.3

Such other certificates and documents as may be called for by the provisions of this Agreement to be signed by Buyer at License Transfer.

14.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO LICENSE TRANSFER

14.1

BOOKS AND RECORDS.  This sale does not include the books of account and records of Seller's Business other than those required to be delivered pursuant to the operation of the Business and this Agreement.

14.2

SHARING OF INFORMATION.  Buyer and Seller shall cooperate in providing records between themselves and each shall grant to the other full access to the information decribed in this Section 14.2.

14.2.1

Each party shall provide to the other the following:

14.2.1.1

the full Business records of P3 up to and through until the Signing Date (or if there is no License Transfer Date before the termination date of this Agreement, then the termination date of this Agreement);

14.2.1.2

formation and corporate operating documents for P3;

14.2.1.3

all 2015 and 2016 accounting and financial records, including QuickBooks, banking, client and vendor billing, and credit card related records;

14.2.1.4

all records that are required to respond to any inquiries from any regulatory bodies;

14.2.1.5

information about any claims by employees, or former employees, and

14.2.1.6

all documents that might be required to respond to, and defend any tort or other claims for which the companies may be responsible.

14.2.2

The parties agree to the following schedule in establishing the above sharing of documents, or procedures by which the records shall be preserved:

14.2.2.1

By 11:59 p.m. on October 7, 2016 all QuickBooks files (as-is), banking statements (or online access to such), and credit card statements (or online access to such), shall be delivered to the Manager of P3, and the Chairman of TNTY;

14.2.2.2

By 11:59 p.m. on October 15, 2016, all parties agree to review the normal and customary procedures for record retention and access, either as required by law, regulation or common sense practice, by a compounding pharmacy such as P3;

14.2.2.3

By 11:59 p.m October 20, 2016 all parties shall have agreed upon either a transfer of the pertinent documents, including QuickBooks files updated through September 30, 2016;

14.2.2.4

Within ten (10) business days after the date upon which the transfer of license shall have occurred, all accounting records for the period of time from September 30, 2016, until the date of the license transfer, including QuickBooks, banking, personnel, business tax, and other reasonable items required for the audit of P3 and True Nature Holding, Inc., shall be provided.

15.

TERMINATION OF AGREEMENT

15.1

BY MUTUAL CONSENT.  This Agreement may be terminated by mutual written consent of Buyer and Seller.

15.2

BREACH OF REPRESENTATIONS AND WARRANTIES; FAILURE OF CONDITIONS.  Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if:

15.2.1

The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within fifteen (15) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission (and if such 15-day period is outside the License Transfer Date, then the License Transfer Date shall be extended to the end of such 15-day period); or

15.2.2

All of the conditions precedent of the terminating party's obligations under this Agreement have not occurred and have not been waived by the terminating party on or prior to the License Transfer Date.

15.3

CLOSING NOTWITHSTANDING THE RIGHT TO TERMINATE.  The party with a right to terminate this Agreement shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

16.

Intentionally omitted.

17.

MISCELLANEOUS

17.1

The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

17.2

Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered by (i) overnight delivery, (ii) hand delivery, or (iii) certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

SELLER

True Nature Holding, Inc.

1355 Peachtree Street, Suite 1150

Atlanta Georgia 30309

BUYER

ICP HOLDINGS, LLC

5555 Glenridge Connector, Suite 800

Atlanta Georgia 30342

with a copy to :

Bruce H. Gaynes

Kitchens Kelley Gaynes, P.C.

5555 Glenridge Connector, Suite 800

Atlanta Georgia 30342

All notices and other communications shall be deemed to be given (a) on the next business day if sent by overnight delivery, (b) on the date of delivery if sent by hand delivery, and (c) at the expiration of three (3) days after the date of mailing if sent by certified mail.  The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties as provided above.

17.3

In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party or parties for all costs and expenses reasonably incurred by the non-defaulting party or parties in connection with the default, including without limitation attorney fees.  Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

17.4

No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

17.5

This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Georgia without regard to that state's conflicts of law provisions.

17.6

All unresolved disputes among or between the parties relating to this Agreement must be submitted to binding arbitration upon one party sending the others a notice to proceed to arbitration, which notice must set forth the nature of the dispute.  If the parties cannot agree to an arbitrator within ten (10) days after the notice to proceed to arbitration, then the arbitrator shall be selected by the American Arbitration Association in Atlanta, Georgia.  Any arbitration award rendered will be final and conclusive upon the parties, and a judgment thereon may be entered in any court having jurisdiction.  The expenses of any arbitration will be borne equally by the parties to the arbitration, provided that each party will pay for and bear the cost of its own experts, evidence, and counsel's fees, except that the arbitrator must award the prevailing party full and complete relief, including the award of costs, attorneys fees, and expenses.  All arbitration shall be conducted within Gwinnett County, Georgia before a forum acceptable to the parties, and if no such forum can be agreed upon, then before the American Arbitration Association.  The parties irrevocably waive any objection that they may now or hereafter have to the bringing of any such proceeding in such jurisdiction, including objections to the laying of venue and those based on the grounds of forum non conveniens.

17.7

Jurisdiction and venue for all disputes related to obtaining a temporary or permanent injunction under Article 16 shall be proper only in the Superior or State Court for Fulton County, Georgia or the United States District Court, Northern District of Georgia, Atlanta Division, depending upon which of the said Courts has subject matter jurisdiction.  The parties hereby submit to the exclusive jurisdiction and venue of said courts and hereby waive any defenses to such jurisdiction and venue, including forum non conveniens.

17.8

This Agreement may be executed in two multiple originals or counterparts.  To facilitate execution, this Agreement may be executed by facsimile signature.

17.9

All costs or expenses incurred in connection with the negotiation, execution, and performance of this Agreement will be borne by the party incurring such cost or expense except as provided otherwise in this Agreement.

17.10

If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable by an authority of competent jurisdiction, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

17.11

This Agreement may only be amended in a writing signed by all the parties.

17.12

Neither party may assign this Agreement without the written consent of all of the other parties.

17.13

The headings in this Agreement are for convenience only and are not intended to define, limit, or construe the contents of the various paragraphs.  This Agreement is a negotiated document and shall be deemed to have been drafted jointly by the parties.  No rule of construction or interpretation shall apply against any particular party based on a contention that the Agreement was drafted by one of the parties.

17.14

This Agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

17.15

The parties have each had the opportunity to seek and retain independent legal counsel at their own expense, and have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  The parties have read this Agreement and fully understand all of the terms and conditions contained herein with respect to their meaning and legal consequences.

[Remainder of the Page Intentially Left Blank]

Witness the signatures of the parties as of this the first above written.

SELLER:	BUYER:
True Nature Holding, Inc.	ICP HOLDINGS, LLC

By:	By:

P3 Compounding of Georgia, LLC

By:

EXHIBIT A

ASSETS

EXHIBIT A-1

ASSUMED LIABILITIES

EXHIBIT A-2

CONSENTS TO FORGIVE SELLER OBLIGATIONS

EXHIBIT A-3

EMPLOYMENT TERMINATION AGREEMENT

EXHIBIT B

LEASE ASSIGNMENT

EXHIBIT C

BILL OF SALE

EXHIBIT D

STOCK TRANSFER POWER

EXHIBIT E

NON-CANCELABLE CONTRACTS

EXHIBIT F

AGREEMENT TO OPERATE BUSINESS

EXHIBIT G

PERSONAL GUARANTY OF RICHARD SMYTH